                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC  20549


                                  FORM 8-K/A
                                AMENDMENT NO. 1
                      (AMENDING ITEM 7 (a), (b) and (c))

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  September 15, 1998

                          ARI NETWORK SERVICES, INC.
            (Exact name of registrant as specified in its charter)




     Wisconsin               0-19608                39-1388360
  ---------------          ------------            --------------
  (State or other          (Commission             (IRS Employer
  jurisdiction of          File Number)            Identification
   incorporation)                                       No.)

  330 E. Kilbourn Avenue                               53202
   Milwaukee, Wisconsin                              ----------
 ---------------------------------------             (Zip Code)
 (Address of principal executive office)





     Registrant's telephone number, including area code:  (414) 278-7676

This Amendment No. 1 supplements the Current Report on Form 8-K filed on September 25, 1998 (the "Form 8-K") by ARI Network Services, Inc. (the "Company"). At the time of filing the Form 8-K, it was impracticable for the Company to provide the financial statements of the business acquired and pro forma financial information required by Item 7(a) and (b).

Item 7. Financial Statements and Exhibits

        (a) Audited Financial Statements as of June  28, 1998 of Business
            Acquired.

        (b) Pro Forma Financial Information.

            Included in this Report are the following pro forma financial statements of ARI Network Services, Inc.:

              1.   ARI Network Services, Inc. unaudited Pro
                   Forma Condensed Balance Sheet at July 31, 1998;

              2.   ARI Network Services, Inc. unaudited Pro
                   Forma Condensed Statement of Operations for the Year Ended July 31, 1998

              3.   ARI Network Services, Inc. unaudited Notes to
                   Pro Forma Condensed Financial Statements.

        (c) Exhibits

            23.1 Consent of Arthur Andersen LLP

ITEM 7 (a)




              POWERCOM-2000, A DIVISION OF
                BRIGGS & STRATTON CORPORATION

              FINANCIAL STATEMENTS
              AS OF JUNE 29, 1997 AND JUNE 28, 1998
              TOGETHER WITH REPORT OF INDEPENDENT
                PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of Briggs & Stratton Corporation:


We have audited the accompanying consolidated balance sheets of POWERCOM-2000 (a division of Briggs & Stratton Corporation -- Note 1) as of June 29, 1997 and June 28, 1998, and the related consolidated statements of operations, divisional deficit and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the management of Powercom-2000 and Briggs & Stratton Corporation. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Powercom-2000 (a division of Briggs & Stratton Corporation) as of June 29, 1997 and June 28, 1998, and the results of its operations and its cash flows for the fiscal years then ended, in conformity with generally accepted accounting principles.

As described in Note 10 to the financial statements, effective September 15, 1998, substantially all of the Company's assets were sold to ARI Network Services, Inc.



Denver, Colorado,
  September 15, 1998.

                                 POWERCOM-2000
            (A Division of Briggs & Stratton Corporation -- Note 1)


                          CONSOLIDATED BALANCE SHEETS

                     AS OF JUNE 29, 1997 AND JUNE 28, 1998





                             ASSETS                                1997          1998
                                                              ------------  ------------
CURRENT ASSETS:
  Cash                                                        $    158,790  $    262,927
  Accounts receivable, net of allowance for                        478,147       275,780
    doubtful accounts of approximately $86,950 and
    $49,173, respectively
  Unbilled project revenue                                         138,522       238,421
  Inventory                                                         40,007        28,577
  Prepaids and other                                               309,445        74,080
                                                              ------------  ------------
         Total current assets                                    1,124,911       879,785

PROPERTY AND EQUIPMENT, net of depreciation and amortization
  of $365,312 and $614,179, respectively                         1,398,664       756,750

SOFTWARE DEVELOPMENT COSTS, net of accumulated amortization
    of $149,724 and $445,250, respectively                         703,491       513,191
                                                              ------------  ------------
TOTAL ASSETS                                                  $  3,227,066  $  2,149,726
                                                              ============  ============



          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                                 POWERCOM-2000
            (A Division of Briggs & Stratton Corporation -- Note 1)


                          CONSOLIDATED BALANCE SHEETS

                     AS OF JUNE 29, 1997 AND JUNE 28, 1998




                                                           1997           1998
                                                      -------------  --------------
             LIABILITIES AND DIVISIONAL DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                    $     689,576  $      451,516
  Accrued liabilities                                       690,868         464,898
  Deferred revenue                                        1,275,886       1,293,026
  Provision for losses on contracts                               -         391,454
  Lines of credit (Note 3)                                  411,083         476,555
  Capital lease obligation, current portion (Note 3)         50,598         188,013
                                                      -------------  --------------
         Total current liabilities                        3,118,011       3,265,462

CAPITAL LEASE OBLIGATION, net of current (Note 3)           190,955               -

COMMITMENTS AND CONTINGENCIES (Notes 1 and 5)

DIVISIONAL DEFICIT:
  Net investment by Briggs & Stratton (Note 7)            9,611,123      15,472,496
  Cumulative translation adjustment                         120,706         344,000
  Accumulated deficit                                    (9,813,729)    (16,932,232)
                                                      -------------  --------------
         Total divisional deficit                           (81,900)     (1,115,736)
                                                      -------------  --------------
                                                      $   3,227,066  $    2,149,726
                                                      =============  ==============



          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                                 POWERCOM-2000
            (A Division of Briggs & Stratton Corporation -- Note 1)


                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED JUNE 29, 1997 AND JUNE 28, 1998




                                                   1997            1998
                                              -------------  --------------
    REVENUE:
      Initial license and usage fees          $   1,458,570  $    1,839,065
      Recurring license and usage fees              509,000         592,217
      Services                                    1,059,692       1,129,975
                                              -------------  --------------
             Total revenue                        3,027,262       3,561,257
                                              -------------  --------------
    COST OF REVENUE:
      Cost of license fees                          457,377       1,071,846
      Cost of services                            1,210,365       1,331,656
      Loss on contracts                                   -         391,454
                                              -------------  --------------
             Total cost of revenue                1,667,742       2,794,956
                                              -------------  --------------
    GROSS PROFIT                                  1,359,520         766,301
                                              -------------  --------------
    OPERATING EXPENSES:
      General and administrative                  5,898,452       8,669,438
      Sales and marketing                         2,150,313       2,749,593
                                              -------------  --------------
             Total operating expenses             8,048,765      11,419,031
                                              -------------  --------------
      Operating loss                             (6,689,245)    (10,652,730)

    INTEREST EXPENSE (Notes 3 and 7)                374,242         713,990
                                              -------------  --------------
    LOSS FROM OPERATIONS BEFORE INCOME TAXES     (7,063,487)    (11,366,720)

    INCOME TAX BENEFIT (Note 4)                  (2,610,947)     (4,248,217)
                                              -------------  --------------
    NET LOSS                                  $  (4,452,540) $   (7,118,503)
                                              =============  ==============



          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                                 POWERCOM-2000
            (A Division of Briggs & Stratton Corporation -- Note 1)


                 CONSOLIDATED STATEMENTS OF DIVISIONAL DEFICIT

              FOR THE YEARS ENDED JUNE 29, 1997 AND JUNE 28, 1998



                                Net                                       Total
                             Investment    Cumulative                     Divisional
                             by Briggs     Translation   Accumulated        Equity
                             & Stratton    Adjustment      Deficit        (Deficit)
                            -------------  ----------- --------------   -------------
BALANCES, at June 30, 1996  $   6,016,524  $     -     $   (5,361,189)   $    655,335

  Net loss                           -           -         (4,452,540)     (4,452,540)
  Investment by Briggs
     & Stratton                 3,594,599        -               -          3,594,599
  Cumulative translation
     adjustment                      -        120,706            -            120,706
                            -------------  ----------  --------------   -------------
BALANCES, at June 29, 1997      9,611,123     120,706      (9,813,729)        (81,900)

  Net loss                           -           -         (7,118,503)     (7,118,503)
  Investment by Briggs
     & Stratton                 5,861,373        -               -          5,861,373
  Cumulative translation
     adjustment                      -        223,294            -            223,294
                            -------------  ----------  --------------   -------------
BALANCES, at June 28, 1998  $  15,472,496  $  344,000  $  (16,932,232)  $  (1,115,736)
                            =============  ==========  ==============   =============



          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                                 POWERCOM-2000
            (A Division of Briggs & Stratton Corporation -- Note 1)


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED JUNE  29, 1997 AND JUNE 28, 1998



                                                        1997           1998
                                                   -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                         $  (4,452,540) $  (7,118,503)
  Adjustments to reconcile net loss to net
     cash used in operating activities-
       Amortization and depreciation                     478,932        712,719
       Loss on disposal of assets                          1,171          4,750
       Provision for losses on contracts                    -           391,454
       Write down of assets                                 -           334,552
       Change in-
         Accounts receivable                            (217,154)       193,830
         Unbilled project revenue                        (36,933)       (99,899)
         Inventory                                       (40,007)        11,430
         Prepaids and other                             (310,879)       230,975
         Accounts payable                                226,254       (227,339)
         Accrued liabilities                             562,382       (199,055)
         Deferred revenue                                931,807         17,140
                                                   -------------  -------------
            Net cash used in operating activities     (2,856,967)    (5,747,946)
                                                   -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                 (832,781)      (175,438)
  Proceeds from sale of property and equipment             9,258         19,981
  Capitalized software development costs                (737,042)      (105,226)
                                                   -------------  -------------
            Net cash used in investing activities     (1,560,565)      (260,683)
                                                   -------------  -------------



          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                                 POWERCOM-2000
            (A Division of Briggs & Stratton Corporation -- Note 1)


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED JUNE 29, 1997 AND JUNE 28, 1998



                                                         1997           1998
                                                     ------------  ------------
 CASH FLOWS FROM FINANCING ACTIVITIES:
   Net investment by Briggs & Stratton               $  3,693,047  $  6,076,841
   Proceeds from lines of credit                          427,092       254,175
   Payments of lines of credit                               -         (167,971)
   Payments of capital lease obligations                     -          (35,381)
                                                     ------------  ------------
          Net cash provided by financing activities     4,120,139     6,127,664
                                                     ------------  ------------
 EFFECT OF EXCHANGE RATE CHANGES ON CASH                   (1,066)      (14,898)
                                                     ------------  ------------
 NET (DECREASE) INCREASE IN CASH AND CASH
   EQUIVALENTS                                           (298,459)      104,137

 CASH AND CASH EQUIVALENTS, beginning of year             457,249       158,790
                                                     ------------  ------------
 CASH AND CASH EQUIVALENTS, end of year              $    158,790  $    262,927
                                                     ============  ============

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
     Cash paid during the year for interest          $    374,242  $    713,990
                                                     ============  ============
     Cash paid (received) during the year for taxes  $       -     $       -
                                                     ============  ============

 SUPPLEMENTAL SCHEDULE OF NONCASH
   FINANCING AND INVESTING ACTIVITIES:


During fiscal year 1997, the Company entered into a capital lease in the amount of $222,294.


          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                                 POWERCOM-2000
            (A Division of Briggs & Stratton Corporation -- Note 1)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        JUNE 29, 1997 AND JUNE 28, 1998


(1) ORGANIZATION AND BUSINESS

Powercom-2000 is a division of Briggs & Stratton Corporation ("Briggs & Stratton"). The divisional headquarters of Powercom-2000 is located in Colorado Springs, Colorado. This division is comprised of the domestic operations and several wholly-owned foreign subsidiaries of Briggs & Stratton as listed below (collectively the "Company"). Prior to June 19, 1998, the Company was comprised of Powercom-2000, Inc., as a wholly-owned subsidiary of Briggs & Stratton, and each of the foreign subsidiaries listed below were wholly-owned subsidiaries of Powercom-2000, Inc. The Company provides manufacturers and their distribution networks with CD-Rom based electronic catalogs, EDI networks and business management software. Subsequent to system installation, the Company provides its customers with customized electronic catalog consultation, training, technical support, product enhancements and maintenance.

The following is a listing of the wholly-owned subsidiaries relating to the Company (the "Foreign Subsidiaries"):

                   Entity                  Location
               --------------          ------------------
            Powercom-2000 Pty Ltd.  Australia (Hallam, Victoria)

            Powercom-2000, Inc.     Canada (Mississauga, Ontario)

            Powercom-2000, Ltd.     Ireland (Dublin)

            Powercom-2000, GmbH.    Germany (Wieslochand and Koln)

            Powercom-2000, Ltd.     United Kingdom (Stansted, Essex)

The accompanying consolidated financial statements include the accounts of Powercom-2000 and the Foreign Subsidiaries since their respective dates of incorporation. All material intercompany transactions and revenues have been eliminated in consolidation.

As of June 19, 1998, Powercom-2000, Inc. was liquidated by Briggs & Stratton and the Foreign Subsidiaries became wholly owned subsidiaries of Briggs & Stratton. This transaction has been treated as a reorganization of entities under common control. Accordingly, the accompanying consolidated financial statements have been prepared to present the business conducted by Powercom-2000 and its former subsidiaries for all periods presented, without regard to legal structure.

From its inception, the Company has consistently incurred significant operating losses. The Company was a wholly owned subsidiary of Briggs & Stratton until June 1998, when it was reorganized into a division of Briggs & Stratton. Briggs & Stratton had historically funded the significant operating losses of the Company. On September 15, 1998, substantially all of the assets of the Company were sold to ARI Network Services, Inc. ("ARI")(see Note 10). Due to the acquisition by ARI and the change in management that occurred at the time of the acquisition, the Company's business structure is expected to change significantly and may not be recognizable in future periods. ARI's management does not intend to operate the Company's business as a separate entity or division, but rather to fully integrate it into ARI's business. In this connection, ARI's management intends to significantly reduce the Company's operating costs by effecting an additional reduction in the number of employees and by discontinuing all direct foreign operations and replacing them with a network of international value added resellers. Accordingly, the Company does not exist as a distinct business subsequent to September 15, 1998.

(2) SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include highly liquid investments with original maturities of 90 days or less.

     Concentration of Credit Risk

The Company has no significant off-balance sheet concentration of credit risk such as foreign exchange contracts, options contracts or other foreign currency hedging arrangements. Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of trade accounts receivable. The Company's customers consist primarily of large, established original equipment manufacturers ("OEM") and their respective dealers. The Company continually evaluates the credit worthiness of its customers' financial condition, generally does not require collateral and maintains reserves for potential credit losses.

     Fair Value of Financial Investments

The Company's financial instruments consist of cash, short-term trade receivables and payables and notes payable. The carrying values of these instruments approximate their fair values.

     Property and Equipment

Depreciation of property and equipment is computed using the straight-line method over estimated useful lives of three to five years for computer hardware and equipment, five years for furniture and fixtures and the life of the lease for leasehold improvements. The costs of repairs and maintenance are expensed while enhancements to existing assets are capitalized.

Property and equipment consists of the following:

                                             June 29,      June 28,
                                               1997          1998
                                           ------------  ------------
          Computer hardware and equipment  $  1,015,509  $    745,205
          Furniture and fixtures                748,467       625,724
                                           ------------  ------------
                                              1,763,976     1,370,929
          Less:  accumulated depreciation
            and amortization                  (365,312)     (614,179)
                                           ------------  ------------
                                           $  1,398,664  $    756,750
                                           ============  ============

Depreciation expense for the fiscal years ended June 29, 1997 and June 28, 1998 was $333,155 and $417,193, respectively.

     Software Development Costs
The Company expenses the costs of developing computer software until technological feasibility is established and capitalizes all qualifying costs incurred from that time until the software is available for general customer release. Technological feasibility for the Company's computer software products is based upon the earlier of the achievement of (a) a detail program design free of high-risk development issues or (b) completion of a working model. Costs of major enhancements to existing products with a wide market are capitalized while routine maintenance of existing products is charged to expense as incurred. The establishment of technological feasibility and the ongoing assessment of the recoverability of capitalized computer software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technology.

Capitalized software costs are amortized on a product-by-product basis. Capitalized software is amortized using the greater of the straight-line method over three years, or the ratio that current year revenue bears to the total of current and future years' projected revenue. Accumulated amortization of capitalized software costs totaled $149,724 and $445,250, respectively at June 29, 1997 and June 28, 1998, and amortization expense, which is included in the consolidated statements of operations as a component of cost of revenue, totaled $145,777 and $295,526 for the years ended June 29, 1997 and June 28, 1998, respectively.

     Revenue Recognition

The Company's revenue is derived from OEM usage fees, business management software license fees, electronic catalog license fees, EDI network fees and customization and conversion services that the Company provides to dealers and OEM's.

Revenue from initial dealer license fees are recognized when the licensed software has been delivered and the license fee is fixed and determinable and deemed collectible. Revenue from annual dealer license fees and annual OEM usage fees is recognized ratably over the related contract period on a straight-line basis. Revenue from initial OEM usage fees is recognized ratably over the period that the OEM is expected to be an active customer of the Company. Costs related to customer support revenue are included in cost of license fees in the accompanying consolidated statements of operations.

Revenue related to customization and conversion is included in service revenue and is recognized using the percentage-of-completion method. Such contracts include a separately stated license fee for the use of the Company's software and service fees for the installation and customization of the software. The Company's costs to install its software include direct labor and related expenses. Such costs are included in cost of services.

In applying the percentage-of-completion method, revenue is recognized based on the percentage that labor hours incurred to date bear to total estimated labor hours. Revenue recognized in excess of amounts billed is reflected as unbilled project revenue and amounts billed in excess of revenue recognized are reflected as deferred revenue in the accompanying consolidated balance sheets. To the extent the estimated hours prove to be inaccurate, the revenue and gross profits, if any, reported for the period during which work on the contract is ongoing may not accurately reflect the final results of the contract, which can only be determined upon contract completion. Provisions for estimated losses on uncompleted contracts, to the full extent of the estimated loss, are made during the period in which the Company first becomes aware that a loss on the contract is probable. At June 28, 1998, the Company determined that losses totaling $391,454 would be incurred on contracts currently in process.

     Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the excess, if any, of the carrying value over the fair value of the long-lived assets.

The company wrote down property and equipment by $334,552 due to the closing of certain Foreign Subsidiaries and the sale of the respective assets subsequent to year end (see Note 10). At June 28, 1998, the carrying amount of the property held for sale was $43,863. The writedown is included in general and administrative expense in the accompanying consolidated statements of operations.

     Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Recently Issued Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," which is required to be adopted for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed with the same prominence as other financial statements. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company expects to adopt SFAS 130 in the first quarter of fiscal year 1999, and the Company believes that the only significant difference between net income and comprehensive income is the periodic change in the cumulative translation adjustment.

Also in June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." This statement, effective for financial statements for periods beginning after December 15, 1997, requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Generally, financial information is required to be reported on the basis that it is used internally for evaluation of segment performance and deciding how to allocate resources to segments. The adoption of SFAS 131 is not expected to have a material impact on the Company's financial statements.

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. SFAS 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement SFAS 133 as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998 and thereafter). SFAS 133 cannot be applied retroactively. SFAS 133 must be applied to derivative instruments and certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the Company's election, before January 1, 1998). Because the Company has not historically entered into such arrangements, management believes that the impact of SFAS 133 will not significantly affect its financial reporting.

In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting For the Costs of Computer Software Developed or Obtained for Internal Use," which provides guidance on accounting for the costs of computer software developed or obtained for internal use. SOP 98-1 identifies the characteristics of internal-use software and provides examples to assist in determining when computer software is for internal use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. Management believes that the adoption of SOP 98-1 will not have a material adverse impact on the Company's financial statements.

In March 1998 the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." This statement is effective for financial statements for fiscal years beginning after December 15, 1998. In general, SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. Initial application of SOP 98-5 should be reported as the cumulative effect of a change in accounting principle. Management believes that the adoption of SOP 98-5 will not have a material impact on the Company's financial statements.

(3) LINES OF CREDIT AND CAPITAL LEASE OBLIGATION

The Company entered into three lines of credit. The lines of credit are denominated in the Foreign Subsidiaries' local currency and have maximum borrowing amounts, at June 28, 1998 of DEM 200,000, IEP 100,000 and GBP 150,000 and have interest rates of 4.00%, 6.97% and 8.19%, respectively. These lines of credit were terminated when certain Foreign Subsidiaries were closed (see
Note 10).

During fiscal year 1996 the Company entered into a capital lease with quarterly payments of IEP 8,673 (approximately $12,000) through February 2001. However, due to the closing of the Ireland office subsequent to year end (see Note 10) the entire remaining balance was paid subsequent to year end. The total amount of the obligation is classified as current at June 28, 1998.

(4) INCOME TAXES

The Company has entered into a tax-sharing arrangement with Briggs & Stratton, whereby Briggs & Stratton and its consolidated subsidiaries, including the Company, file a consolidated tax return. The Company receives a tax benefit from Briggs & Stratton, calculated as 38% of Powercom-2000's net loss and 35% of the Foreign Subsidiaries' net loss. The income tax benefit shown in the accompanying consolidated statements of operations represents the amount of benefit transferred to Briggs & Stratton during each year under this agreement. No current or deferred income tax assets or liabilities are recorded in the accompanying consolidated balance sheets, as the rights to these assets and liabilities are transferred to Briggs & Stratton. The tax-related balance due from Briggs & Stratton represents a component of the net investment of Briggs & Stratton. During fiscal years 1997 and 1998 $2,610,947 and $4,248,217, respectively, of income tax benefit reduced the net investments of Briggs & Stratton.

On a standalone basis, the temporary differences creating deferred tax assets and liabilities would include net operating losses, allowance for bad debts, vacation accruals, deferred revenue, unbilled project revenue and provision for losses on contracts. If the Company had calculated the tax provision on a standalone basis, the Company would not have recorded any income tax benefit or deferred tax asset for either period presented, as the net operating loss realization criteria of Statement of Financial Accounting Standard No. 109 have
not been met.   Accordingly, the following would be the pro forma results of the income tax benefit and the net loss on a standalone basis.

                                                 1997        1998
                                              ----------  ----------
            Income tax benefit (as reported)  $2,610,947  $4,248,217
            Income tax benefit (as adjusted)        -           -
            Net loss (as reported)             4,452,540   7,118,503
            Net loss (as adjusted)             7,063,487  11,366,720

(5) COMMITMENTS AND CONTINGENCIES

     Operating Leases

The Company leases its office and research facilities and certain equipment under operating lease agreements which expire through 2003. Rent expense for the years ended June 29, 1997 and June 28, 1998, was approximately $112,945 and $264,893, respectively. Future minimum lease obligations under these agreements (excluding agreements cancelled after year end) are as follows:



       1999                                     $321,178
       2000                                      298,553
       2001                                      119,797
       2002                                                  8,674
       2003                                                  3,614
                                                --------
            Total                               $751,816
                                                ========

Legal Matters

The Company may be exposed to asserted and unasserted legal claims encountered in the normal course of business. Management believes that the ultimate resolutions of these matters will not have a material adverse effect on the operating results or the financial position of the Company.

(6) EMPLOYEE BENEFIT PLAN

The Company has a savings and investment plan (the "Plan") under which eligible employees may defer up to 12% of their compensation. The Company may make matching contributions up to a maximum of 3% of the employees' gross salaries. Matching contributions are used to purchase Briggs & Stratton common stock.
For fiscal years 1997 and 1998, matching contributions of $59,277 and $71,001, respectively, were made to the Plan.

(7) RELATED PARTY TRANSACTIONS

As the Company has incurred significant losses since its inception, a significant amount of the Company's operations were funded by Briggs & Stratton. Briggs & Stratton has funded operations through interest bearing notes and investment transactions which are reflected as a net investment by Briggs & Stratton in the accompanying financial statements. Powercom incurred interest on these note payable amounts in the amount of $317,432 and $639,753 in 1997 and 1998, respectively. Revenues in the amounts of $303,169 and $360,499 in fiscal years 1997 and 1998, respectively, were earned from Briggs & Stratton. In addition, the Company reimbursed Briggs & Stratton for certain services performed and costs paid by Briggs & Stratton. In fiscal years 1997 and 1998, the Company incurred $3,558,748 and $4,405,478, respectively, for such costs and services.

(8) MAJOR CUSTOMERS

A majority of the Company's revenue are from large contracts with significant customers. In fiscal years 1997 and 1998, the Company had the following customers that comprised more than 10% of its revenue:


                                                  1997  1998
                                                  ----  ----
                    Customer 1 (a related party)   10%    7%
                    Customer 2                      3%   10%



(9) GEOGRAPHIC SEGMENT REPORTING

The Company operates in offices worldwide. These operations are conducted in the United States, Ireland, Australia, Canada, Germany and the United Kingdom. Information concerning geographic areas are as follows:

                                          For the Years Ended
                                          -------------------
                                      June 29, 1997  June 28, 1998
                                      -------------  -------------
           Revenues:
             United States            $  2,058,707    $  2,496,141
             Europe                        600,759         612,131
             Australia                     124,190         217,802
             Canada                        243,606         235,183
                                      ------------    ------------
                         Total        $  3,027,262    $  3,561,257
                                      ============    ============

           Operating Loss:
             United States            $ (4,360,549)   $ (8,373,776)
             Europe                     (2,110,978)     (1,914,322)
             Australia                    (166,139)       (353,698)
             Canada                        (51,579)        (10,934)
                                      ------------    ------------
                         Total        $ (6,689,245)   $(10,652,730)
                                      ============    ============

           Identifiable Assets:
             United States            $  2,322,740    $  1,746,942
             Europe                        667,966         246,862
             Australia                      93,236         132,347
             Canada                        143,124          23,575
                                      ------------    ------------
                         Total        $  3,227,066    $  2,149,726
                                      ============    ============

(10) SUBSEQUENT EVENTS

On September 15, 1998, an asset purchase agreement was entered into by Briggs & Stratton and ARI whereby ARI issued 840,000 shares to Briggs & Stratton to acquire the business conducted by the Company. ARI will receive certain assets owned by the Company and will assume certain Company liabilities, as defined in the purchase agreement. In addition, Briggs & Stratton agreed to become an ARI customer for EDI and electronic cataloging.

In connection with the asset purchase agreement, the activities of the Foreign Subsidiaries, with the exception of Powercom-2000 Pty Ltd., were terminated and these operations were closed.

ITEM 7(b)

     ARI NETWORK SERVICES, INC.
     UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION



     The following unaudited pro forma financial information relates to the Company's September 15, 1998 acquisition of substantially all of the assets and the assumption of specified liabilities of Powercom 2000, a division of Briggs & Stratton Corporation ("Powercom"). The transaction will be accounted for as a purchase business combination. The pro forma amounts have been prepared based on certain purchase accounting and other pro forma adjustments (as described in the accompanying notes) to the historical financial statements of the Company and Powercom.

     The unaudited pro forma condensed balance sheet at July 31, 1998 reflects the historical financial position of the Company at July 31, 1998 and Powercom at June 28, 1998, with pro forma adjustments as if the acquisition had occurred on July 31, 1998. The unaudited pro forma condensed statement of operations for the year ended July 31, 1998 reflects the historical results of operations of both companies with pro forma acquisition adjustments as if the acquisition had occurred on August 1, 1997. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition, (b) factually supportable, and (c) in the case of certain statement of operations adjustments, expected to have a continuing impact.

     The unaudited pro forma condensed financial statements should be read in connection with the Company's and Powercom's historical financial statements and related footnotes.

     The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what the Company's and Powercom's financial position or results of operations as of the dates presented would have been had the acquisition in fact occurred on such date or at the beginning of the period indicated or to project the Company's and Powercom's financial position or results of operations for any future date or period.

                                   Item 7 (b)
                           ARI NETWORK SERVICES, INC.
                  PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
                 (Dollars in thousands, except per share data)


                                                                                                PRO FORMA             PRO FORMA
                                                  ARI                  POWERCOM                 ---------             ---------
                                             JULY 31, 1998          JUNE 28, 1998              ADJUSTMENTS           COMBINATION
                                          --------------------  ----------------------       ---------------        -------------


ASSETS
Current assets:
  Cash                                               $    194                $    263                                 $    457
  Trade receivables                                     2,643                     514                                    3,157
  Inventory                                                 -                      29                                       29
  Other                                                   118                      74                                      192
                                                     --------                --------              --------           --------
Total current assets                                    2,955                     880                                    3,835

Net equipment & leasehold improvements                    395                     757                                    1,152
Other assets                                              336                       -                 2,900 a            3,236
Net network system                                      9,122                     513                     0              9,635
                                                     --------                --------              --------           --------
     Total assets                                    $ 12,808                $  2,150              $  2,900           $ 17,858
                                                     ========                ========              ========           ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts Payable                                   $    581                $    451                                 $  1,032
  Unearned income                                         776                   1,293                   500 a            2,569
  Accrued expenses                                        778                     465                                    1,243
  Other current liabilities                                 -                     391                                      391
  Current portion of debt obligations                      58                     665                  (500)a              723
                                                     --------                --------              --------           --------
Total current liabilities                               2,193                   3,265                     0              5,458


Long term debt                                          1,653                       -                                    1,653

Shareholders' equity:
  Preferred stock                                           -                       -                                        -
  Common stock                                              4                       -                     1 a                5
  Additional paid-in-capital                           85,028                       -                 1,784 a           86,812
  Investment in subsidiary                                                     15,473               (15,473)a
  Accumulated deficit                                 (76,070)                (16,588)               16,588 a          (76,070)
                                                     --------                --------              --------           --------
Total shareholders' equity                              8,962                  (1,115)                2,900             10,747
                                                     --------                --------              --------           --------
     Total liabilities & shareholders' equity        $ 12,808                $  2,150              $  2,900           $ 17,858
                                                     ========                ========              ========           ========

                           ARI NETWORK SERVICES, INC.
             PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                 (Dollars in thousands, except per share data)




                                                      ARI               POWERCOM            PRO FORMA                 PRO FORMA
                                                 JULY 31, 1998        JUNE 28, 1998        ADJUSTMENTS               COMBINATION
                                              -------------------  -------------------   ----------------         -----------------
Revenues                                                $  7,964             $  3,561       $   (712)b                   $10,813

Operating expenses:
  Variable costs of products and services sold             1,946                2,795         (2,049)c                     2,692
  Depreciation and amortization                            2,142                  713            628 d                     3,483
  Network operations                                         708                  616           (376)f                       948
  Selling, general and administrative                      4,586                5,018         (3,138)e                     6,466
  Network construction and expansion                       2,198                5,072         (4,454)f                     2,816
                                                        --------             --------        -------                     -------
                                                          11,580               14,214         (9,389)                     14,405
  Less capitalized portion                                (1,546)                   0           (286)f                    (1,832)
                                                        --------             --------        -------                     -------
Total operating expenses                                  10,034               14,214         (9,675)                     14,573
                                                        --------             --------        -------                     -------

Operating loss                                            (2,070)             (10,653)         8,963                      (3,760)
Other income (expense)                                       (70)                (714)           681 g                      (103)
                                                        --------             --------        -------                     -------
Loss before benefit for income taxes                      (2,140)             (11,367)         9,644                      (3,863)
Benefit for income taxes                                       0                4,248         (4,248)h                         0
                                                        --------             --------        -------                     -------
Net loss                                                $ (2,140)            $ (7,119)       $ 5,396                     $(3,863)
                                                        ========             ========        =======                     =======

Average common shares outstanding                          4,119                                 840 i                     4,959

Net loss per share                                      $  (0.52)                                                        $ (0.78)


11/30/98   11:14 AM

                           ARI NETWORK SERVICES, INC.
                          NOTES TO UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS



a) To record the September 15, 1998 acquisition of Powercom. Purchase accounting adjustments include: (i) the issuance of 840,000 shares of ARI common stock at $2.125 per share as part of the acquisition price; (ii) the payment of certain long term debt by Briggs & Stratton Corporation prior to the closing in exchange for future software and services; (iii) the elimination of Powercom's equity prior to the acquisition including investment in subsidiary of $15,473,000 and accumulated deficit of $16,588,000; and (iv) the recognition of $2,900,000 of intangibles.
b) To eliminate revenues by 20% for estimated overlap in the companies' customers.
c) To eliminate cost of goods sold for reallocation of commissions to selling general and administrative and the reductions in force implemented at closing.
d) To record the increase in amortization of intangibles of $2,900,000 (amortized over 5 years) and capitalized software amortization of $286,000 (amortized over 3 years).
e) To (i) eliminate selling, general and administrative expense to reflect the reductions in force and office closures and related expenses in Germany, United Kingdom, Ireland, Australia and Canada implemented at closing and (ii) reallocate commissions from cost of goods sold.
f) To eliminate network operations, construction and expansion to reflect the reductions in force and office closures implemented at closing and to record related capitalized portions.
g) To eliminate interest expense related to the investment of Briggs & Stratton Corporation in its Powercom division calculated at 10.5% on one half of the year's operating loss less depreciation and amortization plus capitalized network construction and expansion.
h) To eliminate the benefit for income taxes that would not be received by the combined entity.
i) The weighted average number of shares of Common Stock outstanding are adjusted for the issuance of the 840,000 shares of ARI Common Stock for the acquisition of Powercom.

ITEM 7 (c)

     EXHIBITS

     23.1 Consent of Arthur Andersen LLP

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  November 30, 1998                      ARI NETWORK SERVICES, INC.



                                              By:  /s/ Brian E. Dearing
                                                   -----------------------------
                                                   Brian E. Dearing, President,
                                                   CEO and Acting CFO